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                          kirshenbaum bond & partners

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                    MAIN LINE 212 633 0080 FAX 212 463 8643
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                    145 sixth avenue new york ny 10013-1515
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Robert High
Chief Operating Officer

9.29.99

Patrick Ferrell
iParty
41 East 11th Street, 11th Floor
New York, NY 10003

Dear Patrick,

This agreement between you, iParty, and us, Kirshenbaum Bond & Partners ("KBP") confirms the Scope of Work, your agreement to pay us for expenses incurred on your behalf, and Compensation for our communications services to promote iParty starting August 1, 1999.

SCOPE OF WORK

In general, it will be our objective to help you build your business by creating a marketing communications program based on a central Brand Idea and utilizing any, and all, communications disciplines mutually deemed appropriate.

The specific deliverables which will be included within the agreed compensation plan are attached as Schedule A.

Additional services that we may provide in consideration for additional fees are attached as schedule B.

COMPENSATION

Compensation for the deliverables reflected in the Scope of Work will be:

(1) An annual fee for of $1,026,000 to be paid in 12 monthly installments of $85,500, of which $15,000 per month will be for Public Relations staff services. The deliverables, and our compensation, will be reviewed by you and us on, or before, December 31, 1999, and, upon mutual agreement, may be prospectively adjusted for subsequent months. Any changes to the deliverables and/or fees will be agreed upon in writing by both of us.

(2) Internet advertising will be billed with a 15% commission on the gross cost.

(3) Spot TV and/or Radio will be billed with a 4% commission on the gross cost. (This will cover the staff cost of buying these media).

All other media, production and other out-of-pocket expenses will be billed net, without commission or mark-up.

      Richard Kirshenbaum                             Jonathan Bond
Founder | Chief Creative Officer            Founder | Chief Executive Officer

                               William Oberlander
                 Managing Partner | Executive Creative Director

                                   Steve Klein
                        Managing Partner | Media Director

                                   Nigel Carr
                   Managing Partner | Brand Planning Director

                                 Rosemarie Ryan
                          Managing Partner | President
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Patrick Ferrell
iParty
Letter of Agreement
9.24.99

EQUITY

You agree to solicit the agreement of the Board of Directors to receive 5% of our fee in the form of equity.

TERMINATION

Termination of our services requires 90 days written notice, however, such notice may not be given by you before July 31, 2000.

This document will be in force until it is superseded by a formal contract that will reflect the agreements in this document as well as the other terms standard in an agreement of this kind including, for example, mutual indemnification, termination procedures, ownership of materials and intellectual property.

KIRSHENBAUM BOND & PARTNERS, INC.


/s/ Robert High
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Robert High, Chief Operating Officer
Date: 9/29/99                             AGREED: IPARTY
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                                                  /s/ Patrick Ferrell
                                                  ------------------------------
                                                  Name: Patrick Ferrell
                                                        ------------------------
                                                  Date: 10/4/99
                                                        -------
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                                   Schedule A
                              IPARTY SCOPE OF WORK
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      o     Develop and oversee production of a Brand Campaign to include consumer advertising for: radio (live reads/not produced), limited newspaper, magazine and on-line.

      o     Develop a media plan for the Brand Campaign for a $6-7MM budget.

      o Develop and implement Promotion/Public Relations programs building off the Brand Idea and consistent with the PR/Promotion proposal already approved and underway.

      o Negotiate, purchase, check and pay the media (radio, newspaper, magazines, outdoor and on-line). Traffic all materials.

      o Continuously revise the media plan to respond to changing marketplace conditions and an on-going evaluation of the effectiveness of the various media

      o     Provide strategic consulting on all marketing issues.

      o     Provide Brand Planning advisory services on an on-going basis.

      o Supervise the fielding of consumer research relating to the advertising campaign (tracking studies, etc.).

      o Develop a new logo with applications/templates for collateral and business stationary needs. (Note: per the procedure below relating to "Additional Services," this will be done as a project.)

You agree to pay us, based on estimates approved by you, for all media, production, research and other expenses incurred on your behalf.

We are authorized to act on your behalf as agent for a disclosed principal in purchasing advertising materials and media.

All media, except as noted above, and all production and out of pocket expenses will be billed at net, with no commission.

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                                   Schedule B

                           IPARTY ADDITIONAL SERVICES
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The following services are available on either a project or on-going basis.
Separate fees would be estimated and approved by you before starting work.

      o Public Relations/Promotion implementation beyond the scope of work described in the current proposal.

      o     Development of production supervision for television and outdoor.

      o Qualitative research, including moderating focus groups or conducting one-on-one interviews.

      o Direct mail including creative development and production supervision, list acquisition/manipulation, production supervision of creative units, and test planning.

      o     Web site design and consulting.

      o Design services including collateral, point of sale, packaging, identity systems and logos.

      o Supervising research other than relating to advertising/communications.

      o New product development services including ideation, test planning, and naming.